Exhibit 99.1

Press Release

Release date: February 25, 2022

Uniti Group Inc. Provides 2022 Outlook and Reports Fourth Quarter and Full Year 2021 Results

Third Consecutive Quarter of Consolidated Bookings of ~$1 Million in Monthly Recurring Revenue

•	Net Income of $0.15 and $0.51 Per Diluted Common Share for the Fourth Quarter and Full Year
•	Adjusted EBITDA and AFFO Grew 7% and 10% for the Full Year, Respectively, from the Prior Full Year
•	AFFO Per Diluted Common Share of $0.44 and $1.68 for the Fourth Quarter and Full Year
•	Introduces 2022 Outlook

LITTLE ROCK, Ark., February 25, 2022 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full year 2021.

“Our national network of 128,000 route miles of fiber is one of the largest and most robust in the country.    We added nearly 6,000 route miles of valuable fiber in 2021 and capped off a terrific year of performance by adding $3.5 million of new consolidated bookings, a 40% increase over 2020,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “Trends in the communications infrastructure space have never been better, and Uniti remains uniquely positioned to benefit from the continued proliferation of broadband growth, fiber-to-the-home, small cells and national transport.”

QUARTERLY RESULTS

Consolidated revenues for the fourth quarter of 2021 were $293.0 million.  Net income and Adjusted EBITDA were $35.9 million and $231.1 million, respectively, for the same period.  Net income attributable to common shares was $35.6 million for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $114.0 million, or $0.44 per diluted common share, an increase of 7% when compared to the fourth quarter of 2020.

Uniti Fiber contributed $82.0 million of revenues and $31.7 million of Adjusted EBITDA for the fourth quarter of 2021, achieving Adjusted EBITDA margins of approximately 39%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $33.8 million.

Uniti Leasing contributed revenues of $211.0 million and Adjusted EBITDA of $206.1 million for the fourth quarter, representing growth of 9% and 8%, respectively, when compared to the fourth quarter of 2020.  Revenue and Adjusted EBITDA in the fourth quarter both include a one-time non-cash adjustment to straight-line revenue of $8 million.  During the quarter, Uniti Leasing deployed capital expenditures of $70.9 million primarily related to the construction of approximately 1,900 new route miles of valuable fiber infrastructure.

FULL YEAR RESULTS

Consolidated revenues for the year ended December 31, 2021 were $1.1 billion.  Net income and Adjusted EBITDA were $124.7 million and $878.3 million, respectively, for the same period.  Net income attributable to common shares was $122.6 million for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $430.3 million, or $1.68 per diluted common share.

Uniti Fiber contributed $299.0 million of revenues and $118.5 million of Adjusted EBITDA for the full year of 2021, achieving Adjusted EBITDA margins of approximately 40%, up from 36% Adjusted EBITDA margins for the full year of 2020.  Uniti Fiber’s net success-based capital expenditures for the full year of 2021 were $136.1 million.

Uniti Leasing contributed revenues of $801.5 million and Adjusted EBITDA of $784.1 million for the full year of 2021, representing growth of 7% and 6%, respectively, when compared to the full year of 2020.  For the full year of 2021, Uniti Leasing deployed capital expenditures of $225.7 million primarily related to the construction of approximately 5,500 new route miles of valuable fiber infrastructure.

LIQUIDITY

At year-end, the Company had approximately $419.4 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at year-end was 5.55x based on net debt to fourth quarter 2021 annualized Adjusted EBITDA.

On February 24, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on April 15, 2022, to stockholders of record on April 1, 2022.

FULL YEAR 2022 OUTLOOK

Our 2022 outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2022 is as follows (in millions):

	Full Year 2022
Revenue	$1,118	to	$1,136
Net income attributable to common shareholders	185	to	203
Adjusted EBITDA (1)	881	to	899
Interest expense, net (2)	388	to	388

Attributable to common shareholders:
FFO (1)	398	to	416
AFFO (1)	439	to	457

Weighted-average common shares outstanding – diluted	265	to	265
________________________
(1)See “Non-GAAP Financial Measures” below. (2)See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 3189561.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 12:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 3189561.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of December 31, 2021, Uniti owns approximately 128,000 fiber route miles, 7.6 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2022 financial outlook, expectations regarding strong demand trends, our business strategies, growth prospects, industry trends, sales opportunities, potential transformative corporate transactions, renewal rent, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets:
Property, plant and equipment, net	$3,508,939	$3,273,353
Cash and cash equivalents	58,903	77,534
Accounts receivable, net	38,455	62,952
Goodwill	601,878	601,878
Intangible assets, net	364,630	390,725
Straight-line revenue receivable	41,323	13,107
Other assets, net	119,171	152,883
Investment in unconsolidated entities	64,223	66,043
Deferred income tax assets, net	11,721	-
Assets held for sale	-	93,343
Total Assets	$4,809,243	$4,731,818

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$144,223	$146,144
Settlement payable	239,384	418,840
Intangible liabilities, net	177,786	187,886
Accrued interest payable	109,826	95,338
Deferred revenue	1,134,236	995,123
Derivative liability, net	10,413	22,897
Dividends payable	1,264	36,725
Deferred income tax liabilities, net	-	10,540
Finance lease obligations	15,348	15,468
Contingent consideration	-	2,957
Notes and other debt, net	5,090,537	4,816,524
Liabilities held for sale	-	55,752
Total Liabilities	6,923,017	6,804,194

Commitments and contingencies

Shareholders’ Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 234,779 shares at December 31, 2021 and 231,262 shares at December 31, 2020	23	23
Additional paid-in capital	1,214,830	1,209,141
Accumulated other comprehensive loss	(9,164)	(20,367)
Distributions in excess of accumulated earnings	(3,333,481)	(3,330,455)
Total Uniti shareholders’ deficit	(2,127,792)	(2,141,658)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	14,018	69,282
Total shareholders’ deficit	(2,113,774)	(2,072,376)
Total Liabilities and Shareholders’ Deficit	$4,809,243	$4,731,818

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Leasing	$211,019	$193,873	$801,497	$745,915
Fiber Infrastructure	81,990	81,421	299,025	314,363
Towers	-	-	-	6,112
Consumer CLEC	-	-	-	651
Total revenues	293,009	275,294	1,100,522	1,067,041

Costs and expenses:
Interest expense, net	104,534	108,701	446,296	497,128
Depreciation and amortization	79,777	78,433	290,942	329,403
General and administrative expense	25,376	23,289	101,176	104,975
Operating expense (exclusive of depreciation and amortization)	41,433	41,029	146,869	159,337
Settlement expense	-	-	-	650,000
Goodwill impairment	-	71,000	-	71,000
Transaction related and other costs	1,920	8,531	7,544	63,875
Loss (gain) on sale of real estate	-	459	(442)	(86,267)
Gain on sale of operations	-	-	(28,143)	-
Other expense (income), net	9,795	(483)	18,553	11,703
Total costs and expenses	262,835	330,959	982,795	1,801,154

Income (loss) before income taxes and equity in earnings from unconsolidated entities	30,174	(55,665)	117,727	(734,113)
Income tax benefit	(5,199)	(7,553)	(4,916)	(15,203)
Equity in earnings from unconsolidated entities	(553)	(440)	(2,102)	(98)
Net income (loss)	35,926	(47,672)	124,745	(718,812)
Net income (loss) attributable to noncontrolling interests	101	(703)	1,085	(12,511)
Net income (loss) attributable to shareholders	35,825	(46,969)	123,660	(706,301)
Participating securities’ share in earnings	(213)	(225)	(1,077)	(1,078)
Dividends declared on convertible preferred stock	(2)	(3)	(10)	(9)
Net income (loss) attributable to common shareholders	$35,610	$(47,197)	$122,573	$(707,388)

Net income (loss) attributable to common shareholders – Basic	$35,610	$(47,197)	$122,573	$(707,388)
Income allocated to participating securities	2,989	-	11,926	-
Net income (loss) attributable to common shareholders – Diluted	$38,599	$(47,197)	$134,499	$(707,388)
Weighted average number of common shares outstanding:
Basic	234,719	231,262	232,888	203,600
Diluted	266,077	231,262	264,077	203,600

Earnings (loss) per common share:
Basic	$0.15	$(0.20)	$0.53	$(3.47)
Diluted	$0.15	$(0.20)	$0.51	$(3.47)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2021	2020
Cash flow from operating activities:
Net income (loss)	$124,745	$(718,812)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	290,942	329,403
Amortization of deferred financing costs and debt discount	18,122	36,955
Loss on extinguishment of debt	49,280	73,952
Interest rate swap termination	11,317	10,155
Deferred income taxes	(6,467)	(13,891)
Equity in earnings of unconsolidated entities	(2,102)	(98)
Distributions of cumulative earnings from unconsolidated entities	3,922	1,960
Cash paid for interest rate swap settlement	(12,483)	(7,818)
Straight-line revenues	(41,239)	(6,872)
Stock-based compensation	13,847	13,721
Change in fair value of contingent consideration	21	7,163
Goodwill impairment	-	71,000
Gain on prepayment of settlement payable	(5,432)	-
Gain on sale of real estate	(442)	(86,267)
Gain on sale of operations	(28,143)	-
(Gain) loss on asset disposals	(213)	1,796
Accretion of settlement payable	16,901	-
Other	124	(297)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	24,497	12,634
Other assets	14,161	(24,141)
Accounts payable, accrued expenses and other liabilities	27,799	37,850
Settlement payable	-	418,840
Net cash provided by operating activities	499,157	157,233

Cash flows from investing activities:
Other capital expenditures	(385,855)	(317,084)
Proceeds from sale of real estate, net of cash	1,034	391,885
Proceeds from sale of operations	62,113	-
Proceeds from sale of other equipment	1,487	-
Asset acquisitions	-	(73,407)
Net cash (used in) provided by investing activities	(321,221)	1,394

Cash flows from financing activities:
Repayment of debt	(2,260,000)	(2,044,728)
Proceeds from issuance of notes	2,380,000	2,250,000
Dividends paid	(141,371)	(135,676)
Payments of settlement payable	(190,924)	-
Payments of contingent consideration	(2,979)	(15,713)
Distributions paid to noncontrolling interests	(1,700)	(2,322)
Borrowings under revolving credit facility	310,000	170,000
Payments under revolving credit facility	(220,000)	(635,019)
Finance lease payments	(2,019)	(3,702)
Payments for financing costs	(27,660)	(50,875)
Costs related to the early repayment of debt	(36,486)	-
Settlement Common Stock issuance	-	244,550
Employee stock purchase program	672	676
Payments related to tax withholding for stock-based compensation	(4,100)	(1,097)
Net cash used in financing activities	(196,567)	(223,906)
Net (decrease) increase in cash and cash equivalents	(18,631)	(65,279)
Cash and cash equivalents at beginning of period	77,534	142,813
Cash and cash equivalents at end of period	$58,903	$77,534

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$35,610	$(47,197)	$122,573	$(707,388)
Real estate depreciation and amortization	52,297	61,336	211,472	246,713
Loss (gain) on sale of real estate assets, net of tax	-	459	(442)	(85,860)
Participating securities share in earnings	213	225	1,077	1,078
Participating securities share in FFO	(528)	(225)	(2,188)	(1,162)
Real estate depreciation and amortization from unconsolidated entities	589	682	2,465	1,048
Adjustments for noncontrolling interests	(175)	(922)	(2,154)	(2,622)
FFO attributable to common shareholders	88,006	14,358	332,803	(548,193)
Transaction related and other costs	1,920	8,531	7,544	63,875
Change in fair value of contingent consideration	-	(923)	21	7,163
Amortization of deferred financing costs and debt discount	4,399	9,252	18,122	36,955
Costs related to the early repayment of debt	20,929	-	49,414	-
Write off of deferred financing costs and debt discount	1,759	-	24,587	73,952
Stock based compensation	2,884	3,275	13,847	13,721
Gain on sale of operations	-	-	(28,143)	-
Non-real estate depreciation and amortization	27,480	17,097	79,470	82,690
Settlement expense	-	-	-	650,000
Goodwill impairment	-	71,000	-	71,000
Straight-line revenues	(18,784)	(5,836)	(41,239)	(6,872)
Maintenance capital expenditures	(2,020)	(2,171)	(8,342)	(7,149)
Other, net	(12,736)	(7,103)	(17,694)	(32,374)
Adjustments for equity in earnings from unconsolidated entities	293	317	1,026	1,238
Adjustments for noncontrolling interests	(100)	(1,382)	(1,090)	(16,496)
Adjusted FFO attributable to common shareholders	$114,030	$106,415	$430,326	$389,510

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$88,006	$14,358	$332,803	$(548,193)
Impact of if-converted dilutive securities	2,989	-	11,926	-
FFO Attributable to common shareholders – Diluted	$90,995	$14358	$344,729	$(548,193)

AFFO Attributable to common shareholders – Basic	$114,030	$106,415	$430,326	$389,510
Impact of if-converted dilutive securities	3,450	3,450	13,800	13,800
AFFO Attributable to common shareholders – Diluted	$117,480	$109,865	$444,126	$403,310

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	234,719	231,262	232,888	203,600
Impact of dilutive non-participating securities	549	611	380	427
Impact of if-converted dilutive securities	30,809	29,777	30,809	29,777
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	266,077	261,650	264,077	233,804

Per diluted common share:
EPS	$0.15	$(0.20)	$0.51	$(3.47)
FFO	$0.34	$0.06	$1.31	$(2.69)
AFFO	$0.44	$0.42	$1.68	$1.72

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$35.926	$(47,672)	$124,745	$(718,812)
Depreciation and amortization	79,777	78,433	290,942	329,403
Interest expense, net	104,534	108,701	446,296	497,128
Income tax benefit	(5,199)	(7,553)	(4,916)	(15,203)
EBITDA	215,038	131,909	857,067	92,516
Stock-based compensation	2,884	3,275	13,847	13,721
Transaction related and other costs	1,920	8,531	7,544	63,875
Settlement expense	-	-	-	650,000
Goodwill impairment	-	71,000	-	71,000
Gain on sale of operations	-	-	(28,143)	-
Loss (gain) on sale of real estate	-	459	(442)	(86,267)
Other, net	10,348	(483)	24,917	11,703
Adjustments for equity in earnings from unconsolidated entities	882	1,000	3,491	2,287
Adjusted EBITDA	$231,072	$215,691	$878,281	$818,835

Adjusted EBITDA:
Leasing	$206,124	$191,545	$784,061	$737,337
Fiber Infrastructure	31,736	30,836	118,452	112,289
Towers	-	-	-	77
Consumer CLEC	-	(84)	-	(545)
Corporate	(6,788)	(6,606)	(24,232)	(30,323)
	$231,072	$215,691	$878,281	$818,835

Annualized Adjusted EBITDA (1)	$924,288

As of December 31, 2021:
Total Debt (2)	$5,190,348
Cash and cash equivalents	58,903
Net Debt	$5,131,445

Net Debt/Annualized Adjusted EBITDA	5.55x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $15.3 million of finance leases, but excludes $84.5 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2022
Net income attributable to common shareholders – Basic	$ 185 to $ 203
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	3
Net income (2)	188 to 206
Interest expense, net (3)	388
Depreciation and amortization	295
Income tax benefit	(5)
EBITDA (2)	866 to 884
Stock-based compensation	12
Transaction related and other costs (4)	-
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$ 881 to $ 899

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	See “Components of Interest Expense” below.
(4)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2022
Net income attributable to common shareholders – Basic	$ 0.79 to $ 0.87
Real estate depreciation and amortization	0.91
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	-
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$ 1.71 to $ 1.79
Impact of if-converted securities	(0.16)
FFO attributable to common shareholders – Diluted (2)	$ 1.55 to $ 1.62

FFO attributable to common shareholders – Basic (2)	$ 1.71 to $ 1.79
Transaction related and other costs (3)	-
Amortization of deferred financing costs and debt discount	0.08
Accretion of settlement payable (4)	0.05
Stock-based compensation	0.05
Non-real estate depreciation and amortization	0.36
Straight-line revenues	(0.16)
Maintenance capital expenditures	(0.03)
Other, net	(0.17)
Adjustments for noncontrolling interests	-
AFFO attributable to common shareholders – Basic (2)	$ 1.89 to $ 1.97
Impact of if-converted securities	(0.18)
AFFO attributable to common shareholders – Diluted (2)	$ 1.71 to $ 1.78

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)

Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.

________________________

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2022
Interest expense on debt obligations	$ 349
Capitalized interest	-
Accretion of Windstream settlement payable	12
Amortization of deferred financing cost and debt discounts	18
Swap termination (2)	9
Interest expense, net (3)	$ 388

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(3)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Paul Bullington, 251-662-1512

Senior Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com